UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 2, 2005

ISONICS CORPORATION

(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403

Address of principal executive offices

303-279-7900

Telephone number, including

Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure

On June 2, 2005, Lindsay Gardner, Vice President of Corporate Development and Life Sciences of Isonics Corporation, was interviewed by wallst.net.  The transcript of the interview that was published at wallst.net is set forth below.

The following interview of Isonics Corporation may contain forward-looking statements regarding the company. Forward-looking statements describe plans or objectives for future operations, proposed products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing.  Forward-looking statements discuss future events or conditions and not historical facts. You are cautioned not to rely unduly on forward looking statements. They give the company’s expectations about the future and are not guarantees or predictions of future events, conditions or results. Forward looking statements speak only as of the date they are made, and the company does not undertake to update them to reflect changes that occur after that date.  Additional information concerning factors that could cause actual results to differ from those in the forward looking statements are set forth in the company’s most recent filings with the Securities and Exchange Commission, including its Form 10-K, Form 10-Qs and Form 8-Ks.

Beginning of Transcript:

1. Can you give us a brief overview of Isonics and the vision for the company?

Certainly. As you know, some of the information I will be discussing in today’s interview will be forward-looking.  While we think that we have a reasonable basis for the information, our ability to achieve our anticipated results is subject to a number of risks.  We have discussed these risks in our filings with the Securities and Exchange Commission, and especially in our Form 10-KSB and our Forms 10-QSB which are on file with the SEC.  I recommend that people review those documents to get more information about Isonics and the risks to which our business is subject.

And now to your question.

Isonics Corporation was founded in 1992.  Since then we’ve developed a range of expertise in advanced semiconductor materials, specialty chemicals such as rare isotopes for the biomedical marketplace and in technology-based products for the homeland security marketplace.  So, there are three legs to the company:  The Semiconductor division, Life Sciences Division, and Homeland Security.

2.  Very recently, Isonics announced the first sales of its 300 millimeter large diameter semiconductor wafers. Tell us a little about the semiconductor division and the significance of that sale.

The Semiconductor division develops and markets several advanced semiconductor materials and solutions.   We have been a producer of isotopically pure silicon-28 chemicals and wafers for the semiconductor industry, and as you pointed out, we’ve recently launched a new product line with 300 millimeter, large-diameter semiconductor wafers and reclamation services.  The 300 millimeter technology is now one of the fastest-growing segments of the silicon wafer industry, but there has traditionally been a very low level of U.S.-based production of these specialized, larger-diameter wafers. So we think we are in a strong position to capitalize on the market for both test wafers and reclaim services.

3. We recently saw that Isonics’ has acquired Protection Plus Security Consultants into its homeland security division.  What impact will this have on Isonics’ capabilities, revenue and reach in the homeland security space?

The acquisition of Protection Plus Security Consultants, which we recently completed, is part of our strategy to expand the Isonics Homeland Security and Defense division.  Protection Plus brings the Company an estimated $13 million in unaudited annual revenue.  But, just as importantly, it brings us an experienced marketing and sales force that has extensive success and experience in the personal and corporate security business.

4.  You’ve also announced an agreement to acquire IUT-Berlin for the homeland security division.  When do you expect to close that deal? And what are some of the technologies and products that acquisition that will bring Isonics.

We previously announced a letter of intent to acquire IUT.  We’re currently conducting our due diligence and are targeting a July timeframe for completion of the transaction.  IUT has been a partner of Isonics in the development of our NeutroTest portable explosive detection device. But the acquisition will also bring us a number of important additional homeland security technologies and products, such as Ion Mobility Spectrometers that measure airborne impurities and contaminants.

5. Tell us about the market opportunities for the company’s radioisotopes for the healthcare sector?

Our largest single product is a stable isotope, oxygen-18, which is used in biomedical applications, in particular, PET or Postive Emission Tomography.  PET is a procedure that produces powerful images of the body’s biological functions and is being used more and more frequently to determine the extent of malignant disease. Unlike conventional imaging such as x-rays, CT scans and MRIs, PET does not show the body’s anatomy but rather displays the chemical function or metabolism of an organ or tissue.  PET is an important, growing imaging technology for finding early stage cancers. In addition, it is also showing promise in locating early stage Alzheimer’s.  More importantly for the consumer, there are an increasing number of PET applications being covered by medical insurance reimbursements.  To expand our reach into the marketplace, we’ve recently established a new distributor to help us service more small and medium- size customers.   Results to-date have been positive.   We also introduced a new supply of a very rare radioisotope called Actinium-225, which is showing a lot of promise in the treatment of certain cancers. If we meet our objectives, we expect to nearly double the world’s supply of Actinium-225.  We’ve been delivering shipments to cancer researchers in the U.S. since January 2005 and are receiving a lot of interest in it from potential new customers.

6. Is the company adequately funded to achieve its strategic objectives for the next 12 months?

Yes, not long ago, Isonics closed a $22 million convertible debt financing that we anticipate will enable us to accelerate our growth strategy and execute our business plan.

7. What are some milestones over the next 12-24 months that investors should watch for?

Isonics is moving to continue building business and revenues, both through internal product development and through acquisitions. So those would be the key milestones: new acquisitions, new technologies, and new products in all of our divisions.

8. Does the company have a website where potential investors can get more information?

Absolutely.  Our website is www.isonics.com.

End of Transcript.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of June 2005.

Isonics Corporation

By:	/s/ James E. Alexander
James E. Alexander
President and Chief Executive Officer